EXHIBIT 4.3
REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of the ___ day of May, 2006, by and among Tandy Leather Factory, Inc., a Delaware corporation (the “Company”), J. Wray Thompson, Sally Thompson and Ronald C. Morgan (collectively, the “Selling Shareholders”) and the Subscribers listed on Schedule A attached hereto (individually, an “Subscriber” and collectively, the “Subscribers”).

RECITALS

A. Each of the Subscribers, the Company and the Selling Shareholders have entered into a Subscription Agreement and Letter of Investment Intent (the “Subscription Agreements”) pursuant to which the Subscribers are purchasing from the Selling Shareholders outstanding shares of the Company’s Common Stock (the “Shares”).

B. It is a condition to the transactions contemplated in the Subscription Agreements that the Company provide the registration rights provided herein and the parties hereto desire to provide for such rights on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise noted, all capitalized terms used herein shall have the meanings afforded them in the Subscription Agreement. As used in this Agreement, the following terms shall have the following meanings:

"Effectiveness Deadline" means the 90th day following the date hereof, unless the Registration Statement is reviewed by the SEC, in which case it means the 120th day following the date hereof.

"Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Shares covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Registration Statement" means each registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

2. Required Registration. Subject to Section 5 below, promptly following the date hereof but no later than the earlier to occur of (a) 30 days following the date hereof (the “Filing Date”), the Company shall file a Registration Statement under the Securities Act, as required by the Securities and Exchange Commission (the “SEC”), covering the Subscribers’ resale of the Shares. The Registration Statement required hereunder shall contain (except if otherwise directed by the Subscribers) the “Plan of Distribution” attached hereto as Annex A. Subject to Section 5 below, the Company will use its best efforts to have such Registration Statement become effective with the SEC as soon as possible thereafter.

3. Registration - General Provisions. In connection with the registration of the Shares under the Securities Act, subject to Section 5 below, the Company will:

(a) prepare and file with the SEC, on or before the Filing Date, a Registration Statement covering the Subscribers’ resale of the Shares (in accordance with Section 2 above), and use its best efforts to cause such Registration Statement to become effective as soon as possible thereafter and keep the prospectus, which is a part of such Registration Statement, current until the earlier of the date on which: (i) all registered Shares have been sold or otherwise transferred by the Subscribers, or (ii) two years after the date of this Agreement;

(b) prepare and file with the SEC such amendments, including post-effective amendments, to such Registration Statement and supplements to the prospectus contained therein as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by the Registration Statement and to keep such Registration Statement effective for the period required by Section 3(a) above; respond as promptly as reasonably possible, and in any event within five business days, to any comments received from the SEC with respect to a Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Subscribers true and complete copies of all correspondence from and to the SEC; and comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Shares covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Subscribers as set forth in the Registration Statement as so amended or in such Prospectus as so supplemented;

(c) furnish to each Subscriber copies of all documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Subscribers, and cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act; and provide Subscribers’ counsel with reasonable opportunities to review and comment on, and otherwise participate in, the preparation of such Registration Statement;

(d) furnish to the Subscribers participating in such registration and to the underwriters of the securities being registered, if any, such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as the Subscribers and underwriters may reasonably request in order to facilitate the public offering of the Shares, and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Subscribers in connection with the offering and sale of the Shares covered by such Prospectus and any amendment or supplement thereto;

(e) use its diligent, good faith efforts to register or qualify the Shares covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as the Subscribers may reasonably request, and to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, except that the Company shall not for any purpose be required to execute a general consent to service of process (which shall not include a “Uniform Consent to Service of Process” or other similar consent to service of process which relates only to actions or proceedings arising out of or in connection with the sale of securities, or out of a violation of the laws of the jurisdiction requesting such consent) or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(f) notify the Subscribers, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed with the SEC;

(g) notify the Subscribers promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(h) prepare and file with the SEC, promptly upon the request of the Subscribers, any amendments or supplements to such Registration Statement or prospectus which, in the opinion of counsel for the Subscribers (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations promulgated thereunder in connection with the distribution of the Shares by the Subscribers;

(i) prepare and promptly file with the SEC, and promptly notify the Subscribers of the filing of, such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(j) promptly notify the Subscribers (i) when the SEC notifies the Company whether there will be a “review” of the Registration Statement and whenever the SEC comments in writing on the Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto to each of the Subscribers), (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Shares or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (iv) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Subscribers agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 3(j), the Subscribers will immediately discontinue disposition of the Shares pursuant to the Registration Statement covering such Shares until the Subscribers’ receipt of the copies of the supplemented or amended prospectus or receipt of notice that no supplement or amendment is required.

(k) use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction, at the earliest practicable moment;

(l) not file any amendment or supplement to such Registration Statement or prospectus to which the Subscribers shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations promulgated thereunder, after having been furnished with a copy thereof at least two business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any material liabilities under any applicable federal or state law and such filing will not violate applicable law;

(m) cooperate with the selling Subscribers to facilitate the timely preparation and delivery of certificates representing the Shares to be sold pursuant to the Registration Statement;

(n) file reports in compliance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and use its best efforts to comply with all rules and regulations of the SEC applicable in connection with use of Rule 144 and take such other actions and furnish the Subscribers with such other information as any such Subscriber may request in order to avail itself of such rule or any other rule or regulation of the SEC, allowing such Subscriber to sell any Shares without registration. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, forthwith upon the written request of any Subscriber, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144;

(o) Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) Rule 144(k) becoming available the Company shall (A) deliver to the transfer agent for the Common Stock (the "Transfer Agent") irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Subscriber that Rule 144(k) applies to the shares of Common Stock represented thereby or (2) a statement by the Subscriber that such Subscriber has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. From and after the earlier of such dates, upon a Subscriber's written request, the Company shall promptly cause certificates evidencing the Subscriber's Shares to be replaced with certificates which do not bear such restrictive legends. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to a Subscriber within five (5) Business Days of submission by that Subscriber of legended certificate(s) to the Transfer Agent as provided above, the Company shall be liable to the Subscriber for liquidated damages in an amount equal to 1.5% of the aggregate purchase price of the Shares evidenced by such certificate(s) for each thirty (30) day period (or portion thereof) beyond such five (5) Business Day that the unlegended certificates have not been so delivered; and

(p) maintain the listing of the Shares covered by the Registration Statement with any securities exchange on which the Common Stock of the Company is then listed.

(q) Not withstanding anything else herein, the Company will not provide any material non-public information to any Subscribers as result of a disclosure requirement in this agreement.

4. Registration Expense. The Selling Shareholders shall pay all Registration Expenses (as defined below) in connection with the inclusion of the Shares in any Registration Statement, or application to register or qualify such Shares under state securities laws, filed by the Company hereunder, other than as set forth herein. For purposes of this Agreement, the term “Registration Expenses” means the filing fees payable to the SEC, any state agency and the NASD; the fees and expenses of the Company’s legal counsel and independent certified public accountants in connection with the preparation and filing of the Registration Statement (and all amendments and supplements thereto) with the SEC; fees of transfer agents and registrars; fees and expenses incurred in connection with the maintaining the listing of the Shares; and all expenses relating to the printing of the Registration Statement, prospectuses and various agreements executed in connection with the Registration Statement.

5. Delays in Filing; Liquidated Damages.

    (a) Delays in Filing.  Notwithstanding Section 2 and 3 above, if at the time the Registration Statement or an amendment thereto is to be filed, or at any time while the Registration Statement remains in effect, the Board of Directors of the Company determines, in its good faith judgment after consultation with Company legal counsel, that there are one or more pending material developments that have not been publicly disclosed but would be required to be disclosed (either directly or via incorporation by reference) in such Registration Statement, and that the disclosure of such development at such time would materially and adversely affect the Company (a "Valid Business Reason"), then (i) the Company shall notify the Subscribers that a Valid Business Reason exists (without disclosing the specifics thereof), (ii) the Company may postpone the filing of such registration statement or amendment thereto (or SEC filing incorporated therein) until such Valid Business Reason no longer exists, and (iii) for so long as such Valid Business Reason exists, the Subscribers will cease offering or selling shares pursuant to the Registration Statement; provided that (x) the total number of days during which the Subscribers are prevented pursuant to this section from offering or selling shares shall not exceed 60 days during any consective 12 month period, and (y) during any such period in which the Subscribers are prevented from selling shares pursuant to this section, the Company shall prevent its officers and directors from effecting any market transactions in the Company's stock.  The Subscribers will maintain in strict confidence any information provided by the Company pursuant to this Section and not use such information in violation of applicable securities laws.

    (b) Liquidated Damages. If: (i) the Registration Statement is not filed on or prior to the Filing Date; (ii) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five business days after the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed,” or is not subject to further review; (iii) prior to its Effectiveness Deadline, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of the Registration Statement within five business days after the receipt of comments by or notice from the SEC that such amendment is required in order for the Registration Statement to be declared effective; (iv) the Registration Statement is not declared effective by the SEC by the Effectiveness Deadline; or (v) after the Registration Statement is filed with and declared effective by the SEC, the Registration Statement ceases to be effective (by suspension or otherwise) for a period of time in excess of 20 days in the aggregate per year or 10 consecutive calendar days, (any such failure or breach being referred to as an "Event"), then the Selling Shareholders, severally and not jointly, shall pay to each Subscriber an amount in cash, as liquidated damages and not as a penalty, equal to 1.5% of the purchase price for the Shares, plus, if such Event continues for longer than an initial 30 days, an additional 1.5% of the purchase price for the Shares for each additional 30-day period (prorated on a daily basis for partial periods) that such Event continues beyond such initial 30-day period. Notwithstanding the foregoing, (x) no liquidated damages shall be paid pursuant to this Section if such Event is due to acts or omissions of an Subscriber, and (y) if an Event occurs or continues at the same time under more than one of clauses (i) through (iv) above, then for purposes of this subsection (b), only one Event shall be deemed to have occurred. While such Event continues, such liquidated damages shall be paid not less often than each 30 days. Any unpaid liquidated damages as of the date when an Event has been cured by the Company shall be paid within three days following the date on which such Event has been cured by the Company.  If a Selling Shareholder fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, such Selling Shareholder will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Subscriber, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithsatnding the foregoing, in no event shall liquidated damages under this Section 5 exceed the gross proceeds received by the applicable Selling Shareholder under the Subscription Agreements.

6. Indemnification. With respect to the registration of the resale of the Shares:

(a) to the fullest extent permitted by law and notwithstanding any termination of this Agreement, the Selling Shareholders, severally and not jointly, will indemnify, defend and hold harmless each Subscriber, the trustees, partners, officers, members, directors and agents of each Subscriber, any underwriter (as defined in the Securities Act) for such Subscriber and each person, if any, who controls such Subscriber or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the Registration Statement; and the Selling Shareholders, severally and not jointly, will reimburse each such Subscriber, trustee, partner, officer, member, director, agent, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Selling Shareholders (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Selling Shareholders be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to it expressly for use in connection with such registration by an Subscriber, trustee, partner, officer, member, director, agent, underwriter or controlling person of an Subscriber; provided further that in no event shall indemnification under this Section 6 exceed the gross proceeds received by the applicable Selling Shareholder under the Subscription Agreements.

(b) to the extent permitted by law, each Subscriber, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act and any underwriter against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person or underwriter may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Subscriber and stated to be specifically for use in connection with such registration; and each such Subscriber will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Subscriber, which consent shall not be unreasonably withheld, conditioned or delayed; provided further, that in no event shall any indemnity under this Section 6(b) exceed the net proceeds received by such Subscriber from sales of such Subscriber’s Shares unless the Violation is the result of fraud on the part of such Subscriber.

(c) promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party; and provided further, that if there is more than one indemnified party, the indemnifying party shall pay for the fees and expenses of one counsel for any and all indemnified parties to be mutually agreed upon by such indemnified parties, unless representation of an indemnified party by the counsel retained by the other indemnified parties would be inappropriate due to actual or potential differing interests between such indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

(d) if the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Subscriber will not be required to contribute any amount in excess of the amount of the proceeds actually received by such Subscriber from the sale of its Shares. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person or entity who shall not have been guilty of such fraudulent misrepresentation.

(e) the obligation of the Company and the Subscribers under this Section shall survive the completion of any offering for resale of Shares in the Registration Statement, and otherwise.

7. Miscellaneous.

(a) The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Subscribers in this Agreement.

(b) Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given or made, unless in writing signed by the Selling Shareholders, the Company and Subscribers holding at least 75% of the Shares sold pursuant to the Subscription Agreements.

(c) All notices and other communications provided for or permitted hereunder shall be made by hand delivery, telex, facsimile, overnight courier or registered first-class mail:

(i)	if to an Subscriber, at the address set forth on Schedule A attached hereto;

(ii)	if to the Company, at the address set forth in the Subscription Agreement; and

(iii)	if to the Selling Shareholders, at the address set forth in the Subscription Agreement.

All such notices and communications shall be deemed to have been duly given: when delivered, if by hand, overnight courier or mail; when the appropriate answer back is received, if by telex; when transmission is confirmed by the sending unit, if by facsimile.

(d) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one an the same agreement.

(e) The headings to this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of choice or conflict of law thereof. Each of the Company, the Selling Shareholders and the Subscribers irrevocably consent to the exclusive jurisdiction of the United States Federal courts and state courts, located in Tarrant County, Texas, in any suit or proceeding relating to, based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Nothing herein shall affect the right of any Subscriber to serve process in any manner permitted by law.

(g) In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Subscribers, the Selling Shareholders and the Company shall be enforceable to the fullest extent permitted by law.

(h) The remedies provided for in this Agreement shall be cumulative and in addition to all other remedies available, at law or in equity, and nothing herein shall limit an Subscriber’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Company:

TANDY LEATHER FACTORY, INC.

By:

Name:

Title:

Selling Shareholders:

J. Wray Thompson

Sally Thompson

Ronald C. Morgan

[SIGNATURE PAGE OF SUBSCRIBER TO FOLLOW]

[SIGNATURE PAGE OF SUBSCRIBER]

Entity Subscriber:

By:

Name:

Title:

SCHEDULE A

Subscriber Name and Address

Annex A

Plan of Distribution

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the Shares or common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed the Company that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The former affiliates of the Company from whom the selling shareholders acquired the Shares are required to reimburse the Company for all fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.